Exhibit (g)(9)

AMENDMENT TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment, dated as of January 28, 2021, by and between DBX ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNYM”) who are parties to the Foreign Custody Manager Agreement dated January 31, 2011 (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement as set forth below:

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.       Exhibit A is replaced in its entirety with the attached Exhibit A dated as of the date of this Amendment.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
3.	This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

DBX ETF TRUST, on behalf of the Trust and each portfolio series identified on Exhibit A attached hereto

By:       /s/ John Millette

Name: John Millette

Title:   Secretary

THE BANK OF NEW YORK MELLON

By:      /s/ Keith Hallman

Name: Keith Hallman

Title:   Vice President

EXHIBIT A

(as of January 28, 2021)

List of Portfolios

Xtrackers CSI 300 China A-Shares Hedged Equity ETF	ASHX
Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF	ESEB
Xtrackers Eurozone Equity ETF	EURZ
Xtrackers FTSE Developed ex US Multifactor ETF	DEEF
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers High Beta High Yield Bond	HYUP
Xtrackers Bloomberg Barclays US Investment Grade Corporate ESG ETF	ECSR
Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF	ESHY
Xtrackers International Real Estate ETF	HAUZ
Xtrackers Investment Grade Bond – Interest Rate Hedged ETF	IGIH
Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN
Xtrackers Low Beta High Yield Bond	HYDW
Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF	ACSG
Xtrackers MSCI All China Equity ETF	CN
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW
Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Kokusai Equity ETF	KOKU
Xtrackers MSCI USA ESG Leaders Equity ETF	USSG
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers Russell US Multifactor ETF	DEUS
Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP
Xtrackers S&P 500 ESG ETF	SNPE
Xtrackers S&P MidCap 400 ESG ETF	MIDE
Xtrackers S&P SmallCap 600 ESG ETF	SMLE
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers United Kingdom Equity ETF	BRIT
Xtrackers USD High Yield Corporate Bond ETF	HYLB